EXHIBIT 99.1
Upland Software Reports Third Quarter 2021 Financial Results
November 3, 2021, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the third quarter of 2021 and revised guidance for its fourth quarter and full year of 2021.

Third Quarter 2021 Financial Highlights

•Total revenue was $76.1 million, an increase of 3% from $74.2 million in the third quarter of 2020.
•Subscription and support revenue was $72.3 million, an increase of 2% from $71.0 million in the third quarter of 2020.
•GAAP net loss was $11.0 million, or a loss of $0.36 cents per share, compared to a GAAP net loss of $11.3 million, or a loss of $0.42 cents per share, in the third quarter of 2020.
•Adjusted EBITDA was $25.0 million, or 33% of total revenue, compared to $25.0 million, or 34% of total revenue, in the third quarter of 2020.
•GAAP operating cash flow was $5.3 million, compared to GAAP operating cash flow of $18.7 million in the third quarter of 2020. Free cash flow was $4.9 million, compared to free cash flow of $18.5 million in the third quarter of 2020.
•Cash on hand as of the end of the third quarter of 2021 was $179.6 million.

“In Q3 we posted strong Adjusted EBITDA and remained on track to achieve our free cash flow generation targets for the year,” said Jack McDonald, Upland’s chairman and chief executive officer. “We did not see in Q3 the uptick in new logo bookings and renewals we had expected,” he added. “We remain determined to improve our sales performance and note that our focus throughout this year on securing multi-year customer renewals and expansions means a higher percentage of our revenue is now contracted through 2022, which supports improved net dollar retention rates next year,” he added. “Finally, we remain active in the market for additional acquisition opportunities.”

Third Quarter Business Highlights

•We expanded relationships with 281 existing customers, 45 of which were major expansions. We also welcomed 109 new customers to Upland in the third quarter, including 27 new major customers.
•We secured multiple six-figure long-term renewals and expansions with major global Financial Services firms. Within this industry, there is growing interest in our knowledge management product library to help drive and facilitate more effective, compliance-led knowledge sharing due to ever-increasing and evolving global regulations.
•We launched Altify Sales Reference Manager, a new reference application built natively on the Salesforce platform. This product helps B2B sellers widen their pools of reference accounts, resulting in enhanced deal velocity and increased win rates, directly from within Salesforce.
•And our InGenius product became one of the first Service Cloud Voice for Partner Telephony integrators available on the Salesforce AppExchange, helping customers maintain their existing telecommunications investment and infrastructure while taking advantage of the new Service Cloud Voice environment within Salesforce.

Business Outlook

For the quarter ending December 31, 2021, Upland expects reported total revenue to be between $73.2 and $77.2 million, including subscription and support revenue between $70.2 and $73.8 million, for decline in recurring revenue of 4% at the mid-point over the quarter-ended December 31, 2020. Fourth quarter 2021 Adjusted EBITDA is expected to be between $23.4 and $25.4 million, for an Adjusted EBITDA margin of 32% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decline of 8% from the quarter-ended December 31, 2020. By way of comparison, Q4 2020 had $6.6 million of political messaging revenue, which will not repeat in Q4 of 2021.

For the full year ending December 31, 2021, Upland expects reported total revenue to be between $299.5 and $303.5 million, including subscription and support revenue between $285.5 and $289.1 million, for growth in recurring revenue of 4% at the mid-point over the year ended December 31, 2020. Full year 2021 Adjusted EBITDA is expected to be between $95.0 and $97.0 million, for an Adjusted EBITDA margin of 32% at the mid-point. This Adjusted EBITDA guide at the midpoint is a reduction of 4% over the year ended December 31, 2020. By way of comparison, 2020 had $18.2 million of political messaging revenue, which will not repeat in 2021.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-844-200-6205 in the United States or +1-929-526-1599 if outside the United States. Attendees will need to use access code 303259 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,700+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$72,264	$70,992	$215,322	$202,582
Perpetual license	684	411	1,451	1,263
Total product revenue	72,948	71,403	216,773	203,845
Professional services	3,105	2,781	9,513	9,686
Total revenue	76,053	74,184	226,286	213,531
Cost of revenue:
Subscription and support	22,968	23,562	68,811	64,701
Professional services and other	1,848	2,021	5,444	6,755
Total cost of revenue	24,816	25,583	74,255	71,456
Gross profit	51,237	48,601	152,031	142,075
Operating expenses:
Sales and marketing	14,364	11,760	41,094	34,511
Research and development	10,441	9,967	32,494	29,379
General and administrative	17,725	16,864	61,286	51,195
Depreciation and amortization	10,764	9,117	30,785	27,425
Acquisition-related expenses	3,685	3,574	18,805	24,513
Total operating expenses	56,979	51,282	184,464	167,023
Income (loss) from operations	(5,742)	(2,681)	(32,433)	(24,948)
Other expense:
Interest expense, net	(7,971)	(8,078)	(23,700)	(23,594)
Other income (expense), net	(650)	598	(812)	(819)
Total other expense	(8,621)	(7,480)	(24,512)	(24,413)
Loss before benefit from (provision for) income taxes	(14,363)	(10,161)	(56,945)	(49,361)
Benefit from (provision for) income taxes	3,348	(1,149)	6,204	3,811
Net loss	$(11,015)	$(11,310)	$(50,741)	$(45,550)
Net loss per common share, basic and diluted	$(0.36)	$(0.42)	$(1.68)	$(1.77)
Weighted-average common shares outstanding, basic and diluted	30,428,675	27,220,134	30,167,171	25,725,495

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$179,584	$250,029
Accounts receivable, net of allowance	37,076	44,472
Deferred commissions, current	8,721	5,784
Unbilled receivables	5,847	4,561
Prepaid and other	8,560	12,694
Total current assets	239,788	317,540
Tax credits receivable	3,054	2,427
Property and equipment, net	3,035	2,778
Operating lease right-of-use asset	6,990	10,124
Intangible assets, net	292,807	279,975
Goodwill	460,178	383,598
Deferred commissions, noncurrent	14,168	12,962
Other assets	1,691	1,816
Total assets	$1,021,711	$1,011,220
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,181	$5,395
Accrued compensation	11,259	8,138
Accrued expenses and other current liabilities	9,960	13,438
Deferred revenue	90,368	87,552
Liabilities due to sellers of businesses	10,531	416
Operating lease liabilities, current	3,555	3,315
Current maturities of notes payable	3,158	3,166
Total current liabilities	145,012	121,420
Notes payable, less current maturities	515,958	518,437
Deferred revenue, noncurrent	2,075	1,587
Operating lease liabilities, noncurrent	7,650	8,387
Noncurrent deferred tax liability, net	27,484	24,092
Interest rate swap liabilities	15,642	30,032
Other long-term liabilities	844	650
Total liabilities	714,665	704,605
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	558,495	515,219
Accumulated other comprehensive loss	(18,338)	(26,234)
Accumulated deficit	(233,114)	(182,373)
Total stockholders’ equity	307,046	306,615
Total liabilities and stockholders’ equity	$1,021,711	$1,011,220

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(11,015)	$(11,310)	$(50,741)	$(45,550)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,751	11,696	39,420	35,091
Change in fair value of liabilities due to sellers of businesses	(774)	155	(3,503)	155
Deferred income taxes	(4,337)	1,639	(7,726)	(3,346)
Amortization of deferred costs	2,435	1,252	6,283	3,172
Foreign currency re-measurement loss	8	(186)	18	311
Non-cash interest and other expense	567	561	1,682	1,669
Non-cash stock compensation expense	12,047	10,963	43,421	31,263
Non-cash loss on retirement of fixed assets	2	473	2	473
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	1,574	7,952	11,748	13,140
Prepaids and other	(41)	(3,350)	(3,672)	(10,093)
Accounts payable	732	4,476	6,647	(1,782)
Accrued expenses and other liabilities	(5,687)	(1,843)	(8,111)	(8,944)
Deferred revenue	(3,924)	(3,822)	(6,822)	(1,407)
Net cash provided by operating activities	5,338	18,656	28,646	14,152
Investing activities
Purchase of property and equipment	(458)	(137)	(965)	(833)
Purchase of customer relationships	—	—	—	(201)
Purchase business combinations, net of cash acquired	—	—	(92,417)	(67,651)
Net cash used in investing activities	(458)	(137)	(93,382)	(68,685)
Financing activities
Payments on finance leases	(8)	(3)	(12)	(86)
Proceeds from notes payable, net of issuance costs	(7)	(27)	(120)	(169)
Payments on notes payable	(1,350)	(1,350)	(4,050)	(4,050)
Taxes paid related to net share settlement of equity awards	(373)	—	(373)	(2,140)
Issuance of common stock, net of issuance costs	50	130,133	228	130,174
Additional consideration paid to sellers of businesses	(27)	(2,072)	(769)	(11,652)
Net cash provided by (used in) financing activities	(1,715)	126,681	(5,096)	112,077
Effect of exchange rate fluctuations on cash	(120)	(138)	(613)	404
Change in cash and cash equivalents	3,045	145,062	(70,445)	57,948
Cash and cash equivalents, beginning of period	176,539	87,910	250,029	175,024
Cash and cash equivalents, end of period	$179,584	$232,972	$179,584	$232,972

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(11,015)	$(11,310)	$(50,741)	$(45,550)
Add:
Depreciation and amortization expense	13,751	11,696	39,420	35,091
Interest expense, net	7,971	8,078	23,700	23,594
Other expense (income), net	650	(598)	812	819
Benefit from income taxes	(3,348)	1,149	(6,204)	(3,811)
Stock-based compensation expense	12,047	10,963	43,421	31,263
Acquisition-related expense	3,685	3,574	18,805	24,513
Purchase accounting deferred revenue discount	1,275	1,408	2,375	7,381
Adjusted EBITDA	$25,016	$24,960	$71,588	$73,300

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net loss to non-GAAP net income:
Net loss	$(11,015)	$(11,310)	$(50,741)	$(45,550)
Add:
Stock-based compensation expense	12,047	10,963	43,421	31,263
Amortization of purchased intangibles	13,201	11,222	37,946	33,587
Amortization of debt discount	567	561	1,682	1,669
Acquisition-related expense	3,685	3,574	18,805	24,513
Purchase accounting deferred revenue discount	1,275	1,408	2,375	7,381
Tax effect of adjustments above	(1,973)	(1,275)	(4,648)	(4,660)
Non-GAAP net income	$17,787	$15,143	$48,840	$48,203

Weighted average ordinary shares outstanding, basic	30,428,675	27,220,134	30,167,171	25,725,495
Weighted average ordinary shares outstanding, diluted	30,951,123	27,751,221	30,817,435	26,149,617
Non-GAAP earnings per share, basic	$0.58	$0.56	$1.62	$1.87
Non-GAAP earnings per share, diluted	$0.57	$0.55	$1.58	$1.84

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$5,338	$18,656	$28,646	$14,152
Less: Purchase of Property and Equipment	(458)	(137)	(965)	(833)
Free Cash Flow	$4,880	$18,519	$27,681	$13,319

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Stock-based compensation:
Cost of revenue	$539	$624	$1,544	$1,512
Research and development	671	1,005	2,327	2,639
Sales and marketing	1,636	968	4,392	2,415
General and administrative	9,201	8,366	35,158	24,697
Total	$12,047	$10,963	$43,421	$31,263

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Depreciation:
Cost of revenue	$5	$37	$27	$153
Operating expense	545	437	1,447	1,351
Total	$550	$474	$1,474	$1,504

Amortization:
Cost of revenue	$2,982	$2,542	$8,608	$7,513
Operating expense	10,219	8,680	29,338	26,074
Total	$13,201	$11,222	$37,946	$33,587